Exhibit 32

CERTIFICATION OF PERIODIC REPORT

We certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) the Amended Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2005 (the "Report") of The Savannah Bancorp, Inc. (the "Company")  fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 21, 2005             /s/ G. Mike Odom, Jr.
    G. Mike Odom, Jr.
    Chief Executive Officer

Date:  October 21, 2005                                      /s/ John C. Helmken II_
                             John C. Helmken II
                     President

Date:  October 21, 2005              /s/ Robert B. Briscoe___
    Robert B. Briscoe
               Chief Financial Officer